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                                    EXHIBIT 1

              JOINT FILING AGREEMENT AMONG PHILIP H. MCNEILL, SR.,
        MABEL M. MCNEILL, PHILLIP H. MCNEILL, JR. AND PHM FAMILY, L.L.C.

         WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934 (the "Act"), only one joint statement and any amendments thereto need to be filed whenever one or more persons are required to file such a statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement or amendments thereto are filed on behalf to each of them:

         NOW, THEREFORE, the parties hereto agree as follows:

         PHILIP H. McNEILL, SR., MABEL M. McNEILL, PHILLIP H. McNEILL, JR. AND PHM FAMILY, L.L.C. hereby agree, in accordance with 13d-1(k) under the Act, to file a statement on Schedule 13G relating to their ownership of Common Stock of the Issuer and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated:   February 4, 2003                   /s/ Phillip H. McNeill, Sr.
                                            ---------------------------
                                            Phillip H. McNeill, Sr.


Dated:   February 4, 2003                   /s/ Mabel M. McNeill
                                            --------------------
                                            Mabel M. McNeill


Dated:   February 4, 2003                   /s/ Phillip H. McNeill, Jr
                                            --------------------------
                                            Phillip H. McNeill, Jr.


                                            PHM FAMILY, L.L.C.


Dated:   February 4, 2003                   By:   /s/ Phillip H, McNeill, Sr.
                                                  ---------------------------
                                                  Name: Phillip H. McNeill, Sr.
                                                  Title: Manager





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